Exhibit 10.1
PINNACLE FINANCIAL PARTNERS, INC.

2021 RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (the "Agreement") is
by and between Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company"), and [ ] (the "Grantee"). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Pinnacle Financial Partners, Inc. 2018 Omnibus Equity Incentive Plan (the "Plan").

Section 1. Restricted Share Unit Award.

(a)    Grant of Restricted Units. The Company hereby grants to the Grantee, subject to the terms and conditions set forth in this Agreement and in the Plan, [ ] Restricted Share Units (the “Restricted Units”) (subject to adjustment under Section 4.2 of the Plan). The Grantee’s rights with respect to the Restricted Units shall remain forfeitable at all times prior to the vesting and settlement of the Restricted Units pursuant to this Agreement.

(b)    Lapse of Restrictions. Subject to Sections 3 and 6 hereof, the restrictions associated with the Restricted Units granted pursuant to Section 1(a) hereof shall lapse at such times (each, a “Vesting Date”) and in the amounts set forth below:

Cumulative Percentage Vested	Date of Vesting	Cumulative Shares Vested
33%	January 21, 2022
66%	January 21, 2023
100%	January 21, 2024

Pursuant to the terms of Section 1(c) of this Agreement, the Company shall issue to the Grantee one share of the Company's common stock, $1.00 par value per share (the "Common Stock"), for each Restricted Unit that is earned by the Grantee pursuant to the terms of this Agreement.

(c)    Settlement of Restricted Units. Except in the event of earlier vesting pursuant to Section 3 or 6 of this Agreement, on a Vesting Date, or if a Vesting Date is not a business day, on the next business day following such Vesting Date, the Company shall issue, or cause the Company’s stock transfer agent to issue, in the name of the Grantee, a stock certificate, or, in lieu of such a certificate, record an electronic book entry position, representing the number of shares of Common Stock into which the Restricted Units (and any additional Restricted Units issued pursuant to Section 2 of this Agreement, if any) are to be settled in accordance with this Agreement. Each date that shares of Common Stock issuable in settlement of Restricted Units awarded hereunder are issued to the Grantee (including, any date earlier than a Vesting Date pursuant to Section 3 or Section 6) is referred to herein as a “Settlement Date”. Until shares of the Company’s Common Stock are delivered to the Grantee in settlement of the Restricted Units (and any additional Restricted Units issued pursuant to Section 2 of this Agreement, if any) on a Settlement Date, the Grantee shall have none of the rights of a stockholder of the Company with respect to such shares of the Company’s Common Stock issuable in settlement of the Restricted Units (and any additional Restricted Units, issued pursuant to Section 2 of this Agreement, if any), including the right to vote such shares. The Grantee’s rights with respect to distributions or dividends declared or paid on the Common Stock prior to the issuance of the shares of Common Stock in accordance with this Section 1(c) are set forth in Section 2 of this Agreement.

Section 2. Dividend Equivalents and Dividends.

(a) Crediting of Dividend Equivalents on Restricted Units. Subject to this Section 2, from the date hereof through each Settlement Date, dividend equivalents shall be credited on the Grantee’s Restricted Units (other than Restricted Units that, at the relevant record date, previously have been settled in shares of the Company’s Common Stock or forfeited) as follows:

(i) Cash Dividends. If the Company declares and pays a dividend or distribution on shares of the Company’s Common Stock in the form of cash, then the Grantee shall be credited, as of the payment date for such dividend or distribution, with an amount equal to (A) the amount of such dividend on each outstanding share of Common Stock, multiplied by (B) the Restricted Units that may still vest under this Agreement as of the record date for such dividend or distribution.

(ii) Non-Share Dividends. If the Company declares and pays a dividend or distribution on shares of the Company’s Common Stock in the form of property other than Common Stock, then a number of additional Restricted Units shall be credited to the Grantee as of the payment date for such dividend or distribution equal to (A) the Restricted Units that may still vest under this Agreement as of the record date for such dividend or distribution multiplied by (B) the fair market value (as determined by the Compensation Committee) of such property actually paid as a dividend or distribution on each outstanding share of Common Stock at such payment date, divided by (C) the Fair Market Value of a share of the Company’s Common Stock at such payment date.

(iii) Common Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on shares of the Company’s Common Stock in the form of additional shares of Common Stock, then a number of additional Restricted Units shall be credited to the Grantee as of the payment date for such dividend or distribution or forward split equal to (A) the Restricted Units that may still vest under this Agreement as of the record date for such dividend or distribution, multiplied by (B) the number of additional shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Common Stock.

(b) Adjustment of Dividend Equivalents on Restricted Units. If any Restricted Unit granted under this Agreement is not earned (or is otherwise forfeited) for any reason, any dividend or distribution previously credited with respect to such Restricted Unit, whether in the form of cash, property or additional Restricted Units, shall be forfeited on the date on which the underlying Restricted Units are forfeited.

(c) Payment of Dividend Equivalents on Restricted Units. Any cash, property or additional Restricted Units credited to the Grantee under Sections 3(a)(i), (ii) or (iii) of this Agreement prior to a Settlement Date shall be accrued (without interest and earnings) rather than paid to the Grantee when such dividend or distribution is paid. On a Settlement Date, the Company shall pay to the Grantee any cash, property or shares of Common Stock accrued in respect of dividends or distributions on the Restricted Units that are so settled on such Settlement Date.

Section 3. Termination/Change of Status. In the event that the Grantee’s employment by the Company (or any Subsidiary or Affiliate of the Company) terminates for any reason, other than death or Disability, all Restricted Units for which the forfeiture restrictions have not lapsed prior to the termination of the Grantee’s employment (including, after giving effect to any pro rata lapsing of the forfeiture restrictions as provided for in the penultimate and final sentences of this Section 3) shall be immediately forfeited and Grantee shall have no further rights with respect to such Restricted Units or shares of the Company’s Common Stock that may have been issuable in settlement of such forfeited Restricted Units. In the event that the Grantee’s employment terminates by reason of death or Disability, all Restricted Units shall be deemed vested and, the restrictions under the Plan and this Agreement with respect to the Restricted Units, including the restriction on transfer set forth in Section 4 hereof, shall automatically expire and shall be of no further force or effect as of the date such Grantee’s employment terminates. In the event that the Grantee’s employment by the Company (or any Subsidiary or Affiliate of the Company) terminates by reason of Retirement, with the prior approval of the Compensation Committee, or its designee, (which may be withheld in its absolute discretion), the forfeiture restrictions with respect to a pro rata portion of the Grantee’s Restricted Units that were scheduled to lapse on the next Vesting Date immediately following the date that the Grantee’s employment terminates shall lapse and such Restricted Units shall be deemed vested as of the date such Grantee’s employment terminates in a pro rata amount equal to the quotient, expressed as a percentage, resulting from dividing (A) the number of days that have lapsed from the most recent Vesting Date preceding the date that the Grantee’s employment terminated or, if the first Vesting Date has not yet occurred, the number of days that have lapsed from January 21, 2021, and (B) 365 and the Grantee shall be entitled to receive in settlement of such Restricted Units a like number of shares of the Company’s Common Stock. Promptly following the date that the Grantee’s employment terminates as a result of death, Disability or Retirement and, in the case of Retirement, the Compensation Committee, or its designee authorizes as such in accordance with this Section 3, the Company shall issue, or cause the Company’s transfer agent to issue, in the name of the Grantee, a stock certificate, or, in lieu of such a certificate, record an electronic book entry position, representing the number of shares of the Company’s Common Stock into which the Restricted Units (and any additional Restricted Units issued pursuant to Section 2 of this Agreement, if any) are to be settled. Such shares shall be issued to the Grantee not later than the 30th day following the date that the Grantee’s employment terminates. In such event, the remaining portion of the Restricted Units for which the forfeiture restrictions have not lapsed prior to the date the Grantee’s employment by the Company (or any Subsidiary or Affiliate thereof) terminates shall be immediately forfeited and the Grantee shall have no further rights with respect to such Restricted Units.

Section 4. No Transfer or Pledge of Units. The Restricted Units issued hereunder may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the Grantee, except by will or by the laws of descent and distribution, and upon any such transfer by will or the laws of descent and distribution, the transferee shall hold such Performance Units subject to all terms and conditions that were applicable to the Grantee immediately prior to such transfer.

Section 5. Withholding of Taxes. Upon the issuance of shares of the Company’s Common Stock (or other property distributed with respect thereto) pursuant to Section 1(c) or Section 2, the Company shall cancel such shares of the Company’s Common Stock (or withhold property) having an aggregate Fair Market Value, on the date of such withholding, in an amount required to satisfy the applicable withholding obligations or withholding taxes of the Grantee (the “Withholding Taxes”) as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to the Grantee. The Company shall deduct from any payment of cash (whether or not related to the Restricted Units including, without limitation, salary payments) to the Grantee an amount as shall be reasonably required to satisfy the required Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to the Grantee pertaining to cash payments under this Agreement (including any cash dividend equivalents paid in respect of Restricted Units).

Section 6. Change in Control. Upon the occurrence of a Change in Control, then all then unvested and outstanding Restricted Units shall vest immediately prior to the consummation of such Change in Control. The Grantee shall be entitled to receive, immediately prior to the consummation of the Change in Control, in settlement of such Restricted Units a like number of shares of the Company’s Common Stock, together with such number of shares of the Company’s Common Stock as are issuable to the Grantee in settlement of Restricted Units already earned by the Grantee.

Section 7. No Right to Continued Employment. This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company (or any Subsidiary or Affiliate of the Company), and the Company (or any Subsidiary or Affiliate of the Company) may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan.

Section 8. Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

Section 9. Section 409A. Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, the compensation to be paid to the Grantee pursuant to this Agreement is intended to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Regulations or to otherwise be exempt from the scope of “deferred compensation” under Section 409A of the Code as restricted property governed by Section 83 of the Code, and this Agreement shall be interpreted consistently therewith. However, to the extent the payment of any compensation hereunder in connection with the Grantee’s termination of employment does not qualify for an exception from treatment as “deferred compensation” subject to Section 409A of the Code, then (a) such amount shall not be payable unless Grantee’s termination of employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Regulations and (b) if Grantee is a “specified employee” at such time for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed payment of any portion of the Restricted Units or shares of Common Stock to which Grantee is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Restricted Units or shares of Common Stock shall not be paid to Grantee prior to the earlier of (x) the expiration of the six (6)-month period measured from the date of the Grantee’s “separation from service” with the Company or (y) the date of Grantee’s death. Upon the earlier of such dates, settlement of all Restricted Units shall occur as otherwise provided in this Agreement. In the event compensation payable pursuant to this Agreement is otherwise determined to constitute “deferred compensation” within the meaning of Section 409A of the Code, this Agreement shall be interpreted and administered consistently with the terms thereof.

Section 10. Miscellaneous.

10.1 Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Unit and the shares of Common Stock that may be issued pursuant to this Agreement, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions or understandings relating to the Restricted Unit or the shares of Common Stock that may be issued pursuant to this Agreement, either orally or in writing, that are not included in this Agreement or the Plan.

10.2 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

10.3 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

10.4 Compliance With Laws and Regulations. The award of Restricted Units (and, if issued in settlement of Restricted Units, shares of the Company’s Common Stock) evidenced hereby shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any governmental or regulatory agency as may be required.

10.5 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

10.6 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

10.7 Successors and Assignment. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, neither the Restricted Unit nor this Agreement may be assigned or transferred except as otherwise set forth in this Agreement or the Plan.

10.8 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Tennessee applicable to agreements to be performed in the State of Tennessee.

[Signature page to follow.]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement to be effective as of ________________, 2021.

PINNACLE FINANCIAL PARTNERS, INC.:

By:______________________________________
Name:
Title:

GRANTEE:

By:______________________________________
Name: